Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Jeff Warren
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-2696
MEDTRONIC REPORTS FIRST QUARTER EARNINGS

•	Revenue of $4.1 Billion Grew 3% at Constant Currency; 2% as Reported

•	International Revenue Grew 9% at Constant Currency; 6% as Reported

•	Non-GAAP Diluted EPS of $0.88; GAAP Diluted EPS of $0.93
MINNEAPOLIS – August 20, 2013 – Medtronic, Inc. (NYSE: MDT) today announced financial results for its first quarter of fiscal year 2014, which ended July 26, 2013.

The company reported worldwide first quarter revenue of $4.083 billion, compared to the $4.008 billion reported in the first quarter of fiscal year 2013, an increase of 3 percent on a constant currency basis after adjusting for a $55 million foreign currency impact or 2 percent as reported. As reported, first quarter net earnings were $953 million, or $0.93 per diluted share, an increase of 10 percent and 12 percent, respectively, over the same period in the prior year.  As detailed in the attached table, first quarter net earnings and diluted earnings per share on a non-GAAP basis were $898 million and $0.88, an increase of 2 percent and 4 percent, respectively, over the same period in the prior year.

First quarter international revenue of $1.887 billion increased 9 percent on a constant currency basis or 6 percent as reported. International sales accounted for 46 percent of Medtronic's worldwide revenue in the quarter. Emerging market revenue of $504 million increased 15 percent on both a constant currency and as reported basis, and represents 12 percent of company revenue.

“Our Q1 results reflect that we are broadly outperforming our sector,” said Omar Ishrak, Medtronic chairman and chief executive officer. “At the same time, we continue to strengthen and geographically diversify our business and remain confident in both our outlook for the remainder of the year and our long-term competitive position in the changing healthcare environment.”

Cardiac and Vascular Group
The Cardiac and Vascular Group includes the Cardiac Rhythm Disease Management (CRDM), Coronary, Structural Heart, and Endovascular businesses.  The Group had worldwide sales in the quarter of $2.160 billion, representing an increase of 4 percent on a constant currency basis or 2 percent as reported.  Group revenue performance on a constant currency basis was driven by solid growth in Structural Heart, Pacing, Endovascular, AF Solutions, and Coronary, partially offset by a modest decline in Implantable Cardioverter Defibrillators (ICDs). Group international sales of $1.234 billion increased 9 percent on a constant currency basis or 6 percent as reported.

CRDM revenue of $1.193 billion grew 2 percent on a constant currency basis or flat as reported.  First quarter revenue from ICDs was $655 million, a decrease of 2 percent on a constant currency basis in a market that continues to show relative stability. Pacing revenue was $474 million, an increase of 6 percent on a constant currency basis.  International revenues were driven by the continued strength of the Advisa DR MRI™ SureScan™ pacing system in Japan.

Coronary revenue of $435 million grew 3 percent on a constant currency basis or flat as reported. Sales of drug-eluting stents increased 10 percent on a constant currency basis, driven by continued worldwide share gains of the Resolute Integrity drug-eluting stent.

Structural Heart revenue of $313 million grew 13 percent on a constant currency basis or 12 percent as reported. Growth was driven by the continued strength of CoreValve across global markets, including strong customer demand in Germany in anticipation of potential legal action, which could limit options for physicians and their patients who need transcatheter aortic valve procedures.

Endovascular revenue of $219 million grew 7 percent on a constant currency basis or 5 percent as reported. Growth was driven by the launch of Endurant II in Japan, continued strength in the Thoracic business, and strong double-digit growth in Drug Eluting Balloons.

Restorative Therapies Group
The Restorative Therapies Group includes the Spine, Neuromodulation, and Surgical Technologies businesses. The Group had worldwide sales in the quarter of $1.554 billion, representing an increase of 3 percent on a constant currency basis or 2 percent as reported. Group revenue performance on a constant currency basis was driven by growth in Surgical Technologies, Neuromodulation, and Core Spine, partially offset by declines in BMP. Group international sales of $492 million increased 9 percent on a constant currency basis or 5 percent as reported.

Spine revenue of $765 million declined 1 percent on a constant currency basis or 3 percent as reported. Core Spine revenue of $641 million grew 1 percent on a constant currency basis. The Core Spine business continues to show signs of stability, with growth driven by new products and procedures, as well as enabling technologies, including imaging, navigation, and powered surgical instruments. BMP revenue of $124 million declined 11 percent on a constant currency basis.

Surgical Technologies revenue of $361 million grew 13 percent on a constant currency basis or 11 percent as reported.  Revenue growth was broad-based across all businesses, driven by strong performances in Image-Guided Surgery, sales of the StealthStation® S7® surgical navigation system, and robust sales of Advanced Energy products.

Neuromodulation revenue of $428 million increased 3 percent on a constant currency basis or 2 percent as reported.  Growth was driven by strong performance from Activa® deep brain stimulation systems and InterStim® Therapy for both urinary and bowel indications in key geographies. The RestoreSensor SureScan MRI-safe system contributed to international growth in the first quarter and launched this month in the United States.

Diabetes Group
Diabetes group revenue of $369 million grew 1 percent on both a constant currency and an as reported basis. International sales of $161 million increased 8 percent on both a constant currency and an as reported basis driven by strong adoption of the Veo insulin pump with its low-glucose suspend feature and the Enlite continuous glucose monitoring (CGM) sensor. Slow insulin pump system sales continued in the United States due to the delayed launch of the MiniMed® 530G.

Revenue Outlook and Earnings per Share Guidance
The company reiterated its revenue outlook and diluted earnings per share (EPS) guidance for fiscal year 2014. In fiscal year 2014, the company continues to expect full-year revenue growth in the range of 3 to 4 percent on a constant currency basis, and diluted EPS in the range of $3.80 to $3.85, which implies annual diluted non-GAAP EPS growth in the range of 6 to 8 percent after adjusting for certain items.

“We continue to make progress on our transformational opportunities of globalization and economic value, which we believe will establish durability in our long-term performance and create potential upside to our baseline expectations,” said Ishrak. “Ultimately, we intend to transform Medtronic from being primarily a device provider today into the premier global medical technology solutions partner of tomorrow.”

Webcast Information
Medtronic will host a webcast today, August 20, at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts, and news media.  This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company's prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.

Financial Schedules
To view the first quarter financial schedules, click here or visit www.medtronic.com/newsroom.

About Medtronic
Medtronic, Inc., headquartered in Minneapolis is the global leader in medical technology - alleviating pain, restoring health, and extending life for millions of people around the world. The company provides up-to-date news and information via Twitter @Medtronic or its website at www.medtronic.com.

This press release contains forward-looking statements related to product growth drivers, market position, strategies for growth, and Medtronic's future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic's periodic reports on file with the Securities and Exchange Commission.  Actual results may differ materially from anticipated results.  Medtronic does not undertake to update its forward-looking statements.

Earnings per share guidance excludes adjustments relating to the fair value of contingent consideration payments, charitable donations to the Medtronic Foundation, restructuring charges, and any unusual charges or gains that might occur during the fiscal year. The guidance provided only reflects information available to Medtronic at this time.

Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis. References to quarterly figures increasing or decreasing are in comparison to the first quarter of fiscal year 2013.

-end-

MEDTRONIC, INC.
WORLD WIDE REVENUE
(Unaudited)

	FY13	FY13	FY13	FY13	FY13	FY14	FY14	FY14	FY14	FY14
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$1,193	$1,227	$1,171	$1,332	$4,922	$1,193	$—	$—	$—	$1,193
Defibrillation Systems	675	689	654	755	2,773	655	—	—	—	655
Pacing Systems	463	480	459	505	1,906	474	—	—	—	474
AF & Other	55	58	58	72	243	64	—	—	—	64
CORONARY	$433	$429	$445	$465	$1,773	$435	$—	$—	$—	$435
STRUCTURAL HEART	$280	$271	$272	$310	$1,133	$313	$—	$—	$—	$313
ENDOVASCULAR	$209	$210	$212	$235	$867	$219	$—	$—	$—	$219
CARDIAC & VASCULAR GROUP	$2,115	$2,137	$2,100	$2,342	$8,695	$2,160	$—	$—	$—	$2,160
SPINE	$786	$782	$753	$811	$3,131	$765	$—	$—	$—	$765
Core Spine	645	649	639	671	2,603	641	—	—	—	641
BMP	141	133	114	140	528	124	—	—	—	124
NEUROMODULATION	$419	$454	$447	$492	$1,812	$428	$—	$—	$—	$428
SURGICAL TECHNOLOGIES	$324	$344	$350	$407	$1,426	$361	$—	$—	$—	$361
RESTORATIVE THERAPIES GROUP	$1,529	$1,580	$1,550	$1,710	$6,369	$1,554	$—	$—	$—	$1,554
DIABETES GROUP	$364	$378	$377	$407	$1,526	$369	$—	$—	$—	$369
TOTAL	$4,008	$4,095	$4,027	$4,459	$16,590	$4,083	$—	$—	$—	$4,083
ADJUSTMENTS :
CURRENCY IMPACT (1)						$(55)	$—	$—	$—	$(55)
COMPARABLE OPERATIONS (1)	$4,008	$4,095	$4,027	$4,459	$16,590	$4,138	$—	$—	$—	$4,138

(1)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
U.S. REVENUE
(Unaudited)

	FY13	FY13	FY13	FY13	FY13	FY14	FY14	FY14	FY14	FY14
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$623	$645	$595	$653	$2,517	$603	$—	$—	$—	$603
Defibrillation Systems	399	411	383	425	1,618	383	—	—	—	383
Pacing Systems	196	202	182	193	774	186	—	—	—	186
AF & Other	28	32	30	35	125	34	—	—	—	34
CORONARY	$144	$139	$134	$146	$563	$141	$—	$—	$—	$141
STRUCTURAL HEART	$102	$102	$96	$110	$410	$102	$—	$—	$—	$102
ENDOVASCULAR	$81	$83	$77	$89	$329	$80	$—	$—	$—	$80
CARDIAC & VASCULAR GROUP	$950	$969	$902	$998	$3,819	$926	$—	$—	$—	$926
SPINE	$558	$549	$522	$559	$2,190	$536	$—	$—	$—	$536
Core Spine	430	430	422	437	1,722	426	—	—	—	426
BMP	128	119	100	122	468	110	—	—	—	110
NEUROMODULATION	$295	$324	$309	$332	$1,259	$293	$—	$—	$—	$293
SURGICAL TECHNOLOGIES	$209	$218	$215	$249	$891	$233	$—	$—	$—	$233
RESTORATIVE THERAPIES GROUP	$1,062	$1,091	$1,046	$1,140	$4,340	$1,062	$—	$—	$—	$1,062
DIABETES GROUP	$215	$229	$223	$234	$900	$208	$—	$—	$—	$208
TOTAL	$2,227	$2,289	$2,171	$2,372	$9,059	$2,196	$—	$—	$—	$2,196
ADJUSTMENTS :
CURRENCY IMPACT						$—	$—	$—	$—	$—
COMPARABLE OPERATIONS	$2,227	$2,289	$2,171	$2,372	$9,059	$2,196	$—	$—	$—	$2,196
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
INTERNATIONAL REVENUE
(Unaudited)

	FY13	FY13	FY13	FY13	FY13	FY14	FY14	FY14	FY14	FY14
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$570	$582	$576	$679	$2,405	$590	$—	$—	$—	$590
Defibrillation Systems	276	278	271	330	1,155	272	—	—	—	272
Pacing Systems	267	278	277	312	1,132	288	—	—	—	288
AF & Other	27	26	28	37	118	30	—	—	—	30
CORONARY	$289	$290	$311	$319	$1,210	$294	$—	$—	$—	$294
STRUCTURAL HEART	$178	$169	$176	$200	$723	$211	$—	$—	$—	$211
ENDOVASCULAR	$128	$127	$135	$146	$538	$139	$—	$—	$—	$139
CARDIAC & VASCULAR GROUP	$1,165	$1,168	$1,198	$1,344	$4,876	$1,234	$—	$—	$—	$1,234
SPINE	$228	$233	$231	$252	$941	$229	$—	$—	$—	$229
Core Spine	215	219	217	234	881	215	—	—	—	215
BMP	13	14	14	18	60	14	—	—	—	14
NEUROMODULATION	$124	$130	$138	$160	$553	$135	$—	$—	$—	$135
SURGICAL TECHNOLOGIES	$115	$126	$135	$158	$535	$128	$—	$—	$—	$128
RESTORATIVE THERAPIES GROUP	$467	$489	$504	$570	$2,029	$492	$—	$—	$—	$492
DIABETES GROUP	$149	$149	$154	$173	$626	$161	$—	$—	$—	$161
TOTAL	$1,781	$1,806	$1,856	$2,087	$7,531	$1,887	$—	$—	$—	$1,887
ADJUSTMENTS :
CURRENCY IMPACT (1)						$(55)	$—	$—	$—	$(55)
COMPARABLE OPERATIONS (1)	$1,781	$1,806	$1,856	$2,087	$7,531	$1,942	$—	$—	$—	$1,942

(1)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended
	July 26, 2013	July 27, 2012
	(in millions, except per share data)
Net sales	$4,083	$4,008

Costs and expenses:
Cost of products sold	1,022	973
Research and development expense	360	385
Selling, general, and administrative expense	1,416	1,405
Special charges	40	—
Restructuring charges	18	—
Acquisition-related items	(96)	5
Amortization of intangible assets	86	80
Other expense, net	44	39
Interest expense, net	40	33
Total costs and expenses	2,930	2,920

Earnings before income taxes	1,153	1,088

Provision for income taxes	200	224

Net earnings	$953	$864

Basic earnings per share	$0.94	$0.84

Diluted earnings per share	$0.93	$0.83

Basic weighted average shares outstanding	1,009.7	1,029.8
Diluted weighted average shares outstanding	1,021.2	1,037.1

Cash dividends declared per common share	$0.2800	$0.2600

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	July 26, 2013		July 27, 2012		Percentage Change
Net earnings, as reported	$953		$864		10%
Special charges	26	(a)	—
Restructuring charges	15	(b)	—
Acquisition-related items	(96)	(c)	5	(d)
Impact of authoritative convertible debt guidance on interest expense, net	—		14	(e)
Non-GAAP net earnings	$898		$883		2%
MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	July 26, 2013		July 27, 2012		Percentage Change
Diluted EPS, as reported	$0.93		$0.83		12%
Special charges	0.03	(a)	—
Restructuring charges	0.01	(b)	—
Acquisition-related items	(0.09)	(c)	—	(d)
Impact of authoritative convertible debt guidance on interest expense, net	—		0.01	(e)
Non-GAAP diluted EPS	$0.88		$0.85	(1)	4%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore, may not sum.

(a)
The $26 million ($0.03 per share) special charge represents an after-tax charitable cash donation ($40 million pre-tax) made to the Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this special charge. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this special charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b)
The $15 million ($0.01 per share) after-tax ($18 million pre-tax) restructuring charge was a continuation of our fourth quarter fiscal year 2013 restructuring initiative and consisted primarily of contract termination fees. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this restructuring charge. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this restructuring charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)
The $96 million ($0.09 per share) after-tax ($96 million pre-tax) of net income related to acquisition-related items primarily includes income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009. The change in fair value of contingent consideration payments is primarily related to adjustments in Ardian contingent consideration, which are based on annual revenue growth through fiscal year 2015, due to slower commercial ramp in Europe and extended U.S. regulatory process. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d)
The $5 million (less than $0.01 per share) after-tax ($5 million pre-tax) acquisition-related items include charges related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(e)
The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting resulted in an after-tax impact to net earnings of $14 million ($0.01 per share) for the three months ended July 27, 2012. The pre-tax impact to interest expense, net was $23 million. This convertible debt matured in April 2013. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	July 26,	July 27,	Reported	on Growth (a)		Currency
	2013	2012	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Defibrillation Systems	$655	$675	(3)%	$(6)	(1)%	(2)%
Pacing Systems	474	463	2	(16)	(4)	6
AF & Other	64	55	16	(1)	(2)	18
Cardiac Rhythm Disease Management	1,193	1,193	—	(23)	(2)	2
Coronary	435	433	—	(9)	(3)	3
Structural Heart	313	280	12	(2)	(1)	13
Endovascular	219	209	5	(5)	(2)	7
Cardiac & Vascular Group	2,160	2,115	2	(39)	(2)	4
Core Spine	641	645	(1)	(9)	(2)	1
BMP	124	141	(12)	(1)	(1)	(11)
Spine	765	786	(3)	(10)	(2)	(1)
Neuromodulation	428	419	2	(2)	(1)	3
Surgical Technologies	361	324	11	(4)	(2)	13
Restorative Therapies Group	1,554	1,529	2	(16)	(1)	3
Diabetes Group	369	364	1	—	—	1
Total	$4,083	$4,008	2%	$(55)	(1)%	3%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	July 26,	July 27,	Reported	on Growth (a)		Currency
	2013	2012	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Defibrillation Systems	$272	$276	(1)%	$(6)	(2)%	1%
Pacing Systems	288	267	8	(16)	(6)	14
AF & Other	30	27	11	(1)	(4)	15
Cardiac Rhythm Disease Management	590	570	4	(23)	(4)	8
Coronary	294	289	2	(9)	(3)	5
Structural Heart	211	178	19	(2)	(1)	20
Endovascular	139	128	9	(5)	(4)	13
Cardiac & Vascular Group	1,234	1,165	6	(39)	(3)	9
Core Spine	215	215	—	(9)	(4)	4
BMP	14	13	8	(1)	(7)	15
Spine	229	228	—	(10)	(5)	5
Neuromodulation	135	124	9	(2)	(1)	10
Surgical Technologies	128	115	11	(4)	(4)	15
Restorative Therapies Group	492	467	5	(16)	(4)	9
Diabetes Group	161	149	8	—	—	8
Total	$1,887	$1,781	6%	$(55)	(3)%	9%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	July 26,	July 27,	Reported	on Growth (a)		Currency
	2013	2012	Growth	Dollar	Percentage	Growth (a)
Emerging Market Revenue (b)	$504	$438	15%	$(1)	—%	15%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)
Emerging Market Revenue includes revenues from Asia Pacific (except Australia, Japan, Korea, and New Zealand), Central and Eastern Europe, Greater China, Latin America, the Middle East and Africa, and South Asia.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 26, 2013	April 26, 2013
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$755	$860
Investments	10,576	10,211
Accounts receivable, less allowances of $101 and $98, respectively	3,627	3,727
Inventories	1,778	1,712
Tax assets	576	539
Prepaid expenses and other current assets	705	744

Total current assets	18,017	17,793

Property, plant, and equipment	6,192	6,152
Accumulated depreciation	(3,748)	(3,662)

Property, plant, and equipment, net	2,444	2,490

Goodwill	10,333	10,329
Other intangible assets, net	2,620	2,673
Long-term tax assets	188	232
Other assets	1,282	1,324

Total assets	$34,884	$34,841

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$1,543	$910
Accounts payable	554	622
Accrued compensation	712	1,011
Accrued income taxes	146	88
Deferred tax liabilities	15	16
Other accrued expenses	1,270	1,244

Total current liabilities	4,240	3,891

Long-term debt	9,637	9,741
Long-term accrued compensation and retirement benefits	774	752
Long-term accrued income taxes	1,186	1,168
Long-term deferred tax liabilities	343	340
Other long-term liabilities	185	278

Total liabilities	16,365	16,170

Commitments and contingencies

Shareholders’ equity:

Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	100	102
Retained earnings	18,995	19,061
Accumulated other comprehensive loss	(576)	(492)

Total shareholders’ equity	18,519	18,671

Total liabilities and shareholders’ equity	$34,884	$34,841

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	July 26, 2013	July 27, 2012
(in millions)
Operating Activities:
Net earnings	$953	$864
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	208	197
Amortization of debt discount and issuance costs	2	23
Acquisition-related items	(96)	5
Provision for doubtful accounts	14	14
Deferred income taxes	30	(16)
Stock-based compensation	31	36
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	85	214
Inventories	(95)	(61)
Accounts payable and accrued liabilities	(344)	(122)
Other operating assets and liabilities	181	129
Certain litigation payments	—	(6)
Net cash provided by operating activities	969	1,277
Investing Activities:
Acquisitions, net of cash acquired	(17)	(23)
Additions to property, plant, and equipment	(78)	(103)
Purchases of marketable securities	(2,757)	(2,740)
Sales and maturities of marketable securities	2,195	1,895
Other investing activities, net	(9)	(5)
Net cash used in investing activities	(666)	(976)
Financing Activities:
Acquisition-related contingent consideration	(1)	(15)
Change in short-term borrowings, net	761	(284)
Repayment of short-term borrowings (maturities greater than 90 days)	(125)	(200)
Proceeds from short-term borrowings (maturities greater than 90 days)	—	575
Payments on long-term debt	(4)	(6)
Dividends to shareholders	(281)	(267)
Issuance of common stock	568	24
Repurchase of common stock	(1,340)	(470)
Net cash used in financing activities	(422)	(643)
Effect of exchange rate changes on cash and cash equivalents	14	(76)
Net change in cash and cash equivalents	(105)	(418)
Cash and cash equivalents at beginning of period	860	1,172
Cash and cash equivalents at end of period	$755	$754
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$70	$109
Interest	27	22